Exhibit 5.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form F-10 of Zarlink Semiconductor Inc. of our report dated April 30, 2007 relating to the consolidated financial statements of Legerity Holdings, Inc., which appears in such amended Registration Statement. We also consent to the reference to us under the heading "Interest of Experts" in such amended Registration Statement.

/s/ PricewaterhouseCoopers LLP
Austin, TX
July 17, 2007